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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 25, 1996, relating to the consolidated financial statements of P-COM, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Jose, California

May 15, 1996